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                                                                    EXHIBIT 10.4


                             FOURTH AMENDMENT TO THE
                           SIXTH AMENDED AND RESTATED
                           SAVINGS AND INVESTMENT PLAN

         WHEREAS, Sterling Chemicals, Inc. (the "Corporation") currently maintains its Sixth Amended and Restated Saving and Investment Plan (the "Existing Plan");

         WHEREAS, Section 16.01 of the Existing Plan reserves the right of the Corporation to amend the Existing Plan; and

         WHEREAS, the Corporation desires to amend the Existing Plan in order to meet the requirements of the IRS for a determination letter;

         NOW, THEREFORE, the Existing Plan is hereby amended, effective as of the dates specified herein, as follows:

         Section 1. Amendment of Section 1.03 of the Existing Plan. Effective January 1, 2001, the definition of "415 Compensation" in Section 1.03 is amended to insert the phrase, "and, effective January 1, 2001, amounts which are not includable in the gross income of the employee by reason of Code section 1232(f)(4)" after the phrase, "any salary reduction arrangement which are excludable from gross income under Sections 402(e)(3), 402(h)(1)(B), 403(b) or 125 of the Code."

         Section 2. Amendment of Section 1.03 of the Existing Plan. Effective January 1, 1997, the definition of "Eligible Employee" in Section 1.03 is amended to delete the phrase, "as defined in Section 414(n) of the Code," and to add a new sentence in its place to read as follows:

             "A `leased employee' is any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (`leasing organization') has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient."

         Section 3. Amendment of Section 10.07(a) of the Existing Plan. Effective January 1, 2000, Section 10.07(a) is amended to replace the word "or" before "(iii)" with a comma, and to add a new phrase at the end of the paragraph to read as follows:

             ", or (iv) a hardship distribution described in Code Section 401(k)(2)(B)(i)(IV)."
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         Section 4. Amendment of Section 17.07 of the Existing Plan. Effective
January 1, 2001, Section 17.07 is amended to add the phrase, "and, effective January 1, 2001, amounts not includable in gross income by reason of Code section 132(f)(4)," at the end.

         IN WITNESS WHEREOF, the Corporation has executed this instrument this ______ day of ___________ , 2003.

                                            STERLING CHEMICALS, INC.

                                            -----------------------------
                                            Wayne R. Parker
                                            Senior Vice President, Human
                                              Resources and Administration